EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay LNG Partners L.P.:

(1)	No. 333-124647 on Form S-8 pertaining to the Teekay LNG Partners L.P. 2005 Long Term Incentive Plan,

(2)	No. 333-174220 on Form F-3 and related prospectus for the registration of up to $750,000,000 of common units representing limited partnership units,

(3)	No. 333-170838 on Form F-3 and related prospectus for the registration of 1,052,749 common units representing limited partnership units,

(4)	No. 333-188387 on Form F-3 and related prospectus for the registration of up to $100,000,000 of common units representing limited partnership units, and

(5)	No. 333-190783 on Form F-3 and related prospectus for the registration of 931,098 common units representing limited partnership units;

of our reports dated April 29th, 2014, with respect to the consolidated financial statements as at December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013, of Teekay LNG Partners L.P. and our report dated March 13, 2014, with respect to the consolidated financial statements of Malt LNG Netherlands Holdings B.V., which reports appear in the December 31, 2013 Annual Report on Form 20-F of Teekay LNG Partners L.P.

Vancouver, Canada	/s/ KPMG LLP
April 29, 2014	Chartered Accountants